UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

NORTHANN CORP
.
(Exact name of registrant as specified in its charter)

Nevada	001-41816	88-1513509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2251 Catawba River Rd.
Fort Lawn,
SC
29714
(Address of Principal Executive Office) (Zip Code)

(916) 573 3803
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NCL	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company
☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 25, 2026, trading of the common stock, par value $0.001 per share (“
Common Stock
”), of Northann Corp. (“
we
”, “
our
”, “
us
” and the “
Company
”) was halted (the “
Trading Halt
”) on the NYSE American (the “
Exchange
”). Through discussions with the Exchange, we learned that the Exchange initiated the Trading Halt due to concerns that we may have filed our Annual Report on Form 10-K for 2025 (the “
2025 10-K
”) without having received from LAO Professionals, our independent registered public accounting firm (the “
Auditor
”), its approval to make that filing or to include in it (as Exhibit 23.1 thereto) their consent with respect to their audit report on our financial statements as of and for the years ended December 31, 2024 and 2025.

Since the date the Trading Halt began, we have been in frequent communication with the Exchange, and we have begun investigating the circumstances surrounding the filing of our 2025 10-K and whether appropriate approval and consent were provided by the Auditor. On July 1, 2026, our Board of Directors (our “
Board
”) formed an Oversight Committee of the Board and gave the Oversight Committee authority to direct and supervise all matters relating to the Company’s regulatory compliance, financial reporting, corporate governance, and to conduct an independent review of the matters raised by the Exchange. The Board also granted the Oversight Committee the power to engage and instruct outside advisors on behalf of the Company. On July 15, 2026 the Oversight Committee retained the firm of Lewis Brisbois Bisgaard & Smith LLP to act as its legal counsel.

As of the date of this Current Report on Form 8-K (this “
Report
”), the Trading Halt remains in place. The Oversight Committee is continuing its independent review of the Company’s relationship with the Auditor and the circumstances surrounding the preparation and filing of our 2025 10-K, and the Company has continued to provide the Exchange with information it has requested regarding these matters. We are actively pursuing the remedial measures described in this Report, including enhanced Board oversight and the engagement of a new independent registered public accounting firm. We cannot predict the timing or outcome of the Exchange’s review, including when or whether the Exchange will lift the Trading Halt or whether it will initiate any further listing proceedings.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On June 8, 2026, our Auditor sent a letter to our Chief Executive Officer, addressed to the Chairman of our Audit Committee (the “
Letter
”), in which the Auditor stated it was terminating its engagement with us and resigning as our independent registered public accounting firm. The Letter asserted that our 2025 10‐K was filed without its “knowledge, authorization or consent”, and it said that it did not “issue, sign, authorize or consent to the inclusion” of the audit report, dated April 25, 2026, in the 2025 10-K. The Auditor stated that as of the date of that audit report, it had not completed its audit or formed an opinion on our financial statements and disclaimed and rejected any “audit report, consent authorization, or representation” attributed to it in the 2025 10-K or other SEC filing.

After receiving the Letter, our management engaged in discussions with the Auditor regarding the differences between the Company and the Auditor and the circumstances surrounding the preparation and filing of our 2025 10‐K. We and the Auditor were not able to resolve these differences, and so the Auditor has resigned as our independent registered public accounting firm. We have requested that the Auditor make itself available for discussions regarding these matters with our Oversight Committee and its counsel and advisors, outside counsel to the Company, and the Exchange.

We have begun the process of engaging a new independent registered public accounting firm to replace the Auditor. As part of our efforts to address the uncertainty arising from the matters described in this Report, we intend for the new firm to perform a new audit of our financial statements as of and for the years ended December 31, 2024 and 2025. We will ask the Auditor to make itself available to the new audit firm to answer questions and render assistance in the audit process.

We have furnished a copy of the disclosures in Items 4.01 and 4.02 of this Report to the Auditor and requested that the Auditor furnish us with a letter addressed to the SEC stating whether they agree with the statements made by us in Items 4.01 and 4.02 and if they do not agree, stating the respects in which they do not agree. We have not received this letter at the time of filing of this Report; we have requested that the Auditor provide us with this letter as promptly as possible and will endeavor to file the letter as an exhibit to an amendment to this Report within ten business days, as required by Regulation S-K.

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 8, 2026, our Auditor sent the Letter to our Chief Executive Officer, addressed to the Chairman of our Audit Committee.  The Letter stated, among other things, that the Auditor “expressly disclaim[ed] and reject[ed] any purported audit report, consent, authorization, or representation attributed to” it in our 2025 10-K “or in any other filing, registration statement, offering document, or submission to the SEC or any other regulatory authority.” The Letter further stated that at the time of filing of our 2025 10-K, “our audit procedures remained in process and we had not completed our audit or formed an opinion on the Company’s financial statements.”

Our management and our outside counsel subsequently discussed these matters with the Auditor. The Auditor did not identify to us any specific items in the financial statements that were included in our 2025 10-K as being incorrect.  Nevertheless, in light of the Auditor’s statements described above concerning the status of its audit procedures and its audit report, we have concluded that investors and others should not rely upon our financial statements as of and for the year ended December 31, 2024 and 2025 included in our 2025 10-K pending completion of the new audit described below.

We have begun the process of engaging a new independent registered public accounting firm to replace the Auditor. We intend for the new firm to perform a new audit of our financial statements as of and for the years ended December 31, 2024 and 2025 in order to provide independent audit assurance with respect to those financial statements. We will ask the Auditor to make itself available to the new audit firm to answer questions and render assistance in the audit process.

We have furnished a copy of the disclosures in Items 4.01 and 4.02 of this Report to the Auditor and requested that the Auditor furnish us with a letter addressed to the SEC stating whether they agree with the statements made by us in Items 4.01 and 4.02 and if they do not agree, stating the respects in which they do not agree. We have not received this letter at the time of filing of this Report; we have requested that the Auditor provide us with this letter as promptly as possible and will endeavor to file the letter as an exhibit to an amendment to this Report within ten business days, as required by Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, Mr. Lin Li sent a letter to our Board resigning from all positions he held with the Company and its subsidiaries, including as Chief Executive Officer, President and Chairman of the Board. On July 1, 2026, the Board met to consider Mr. Li’s resignation and the circumstances surrounding the Auditor’s resignation. To maintain continuity in our day-to-day commercial operations while strengthening Board level oversight of regulatory, financial reporting, corporate governance and compliance matters, the Board requested that Mr. Li rescind his resignation as Chief Executive Officer and President, and Mr. Li subsequently provided a letter rescinding his resignation from these positions. The Board also created an Oversight Committee of the Board to exercise oversight of the Company’s regulatory, financial reporting, corporate governance, and compliance matters thereby relieving the Chief Executive Officer of direct oversight of those matters allowing him to focus on the Company’s day-to-day commercial operations. Mr. Li recused himself from the Board’s discussion and voting on these matters.

At a meeting of the Board on August 10, 2026, the Board accepted Mr. Li’s resignation from his position as Chairman of the Board. Mr. Li continues to serve as Chief Executive Officer, President and a director of the Company, with responsibility for our day-to-day commercial operations, while the Oversight Committee continues to exercise the Board-level oversight described above. The Board also resolved that Mr. Bradley C. Lalonde, an independent director, chair of the audit committee and Oversight Committee of the Board and a member of the compensation committee and the nominating committee of the Board, be elected as the new Chairman of the Board of Northann.

On April 14, 2026, Mr. Umesh Patel tendered his resignation as a director of the Company. At the time of his resignation, Mr. Patel was an independent director, who served as chair of the compensation committee of the Board and a member of the audit committee and the nominating committee of the Board. Mr. Patel’s resignation letter noted his ongoing concerns regarding the Company’s failure to honor key commitments made at the time of his appointment.

The Company regrets Mr. Patel’s decision to leave the Board at this time. Throughout the years Mr. Patel has served on the Board, the Company has appreciated his contributions, commitment and leadership. The Company intends to conduct a search for a new independent director.

A copy of Mr. Patel’s letter to the Board regarding his resignation is included as Exhibit 99.1 to this Form 8-K. The Company has provided a copy of this Form 8-K to Mr. Patel and the opportunity to respond as to whether he agrees with the statements made in this Form 8-K and if not, the respects in which he does not agree.  The Company has not yet received a response from Mr. Patel
.

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Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Resignation Letter sent by Umesh Patel, dated April 14, 2026.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHANN CORP.

Date: August 1 0 , 2026	By:	/s/ Lin Li
	Name:	Lin Li
	Title:	Chief Executive Officer

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